SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 15, 2017

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, the Compensation Committee of the Board of Directors and the Board of Directors of Alliance Data Systems Corporation (the "Company") approved long-term equity incentive compensation awards for the Company's executives and senior leaders, and such awards were granted on February 15, 2017. The long-term equity incentive compensation awards, which include both performance-based restricted stock units subject to three separate performance metrics and time-based restricted stock units, were granted pursuant to the Company's 2015 Omnibus Incentive Plan.  Subject to the discretion of the Compensation Committee of the Board of Directors of the Company, with respect to the performance-based restricted stock unit awards subject to a 2017 income before income taxes determined in accordance with GAAP ("EBT") performance metric, from 0% to 150% payout may be achieved on a fixed scale if EBT performance measures between $1,002.6 million and $1,225.4 million (the "PBRSU1 Awards").  Following any such adjustment, restrictions will lapse with respect to 33% of the PBRSU1 Awards on February 15, 2018, with respect to an additional 33% of the PBRSU1 Awards on February 15, 2019 and with respect to the final 34% of the PBRSU1 Awards on February 18, 2020 (each such date a "PBRSU1 Vesting Date") provided that the participant is employed by the Company on each such PBRSU1 Vesting Date. The same percentages and PBRSU1 Vesting Dates apply to the time-based restricted stock unit awards ("TBRSU Awards").

Subject to the discretion of the Compensation Committee of the Board of Directors of the Company, with respect to the performance-based restricted stock unit awards subject to a relative Total Shareholder Return ("rTSR") performance metric, from 0% to 175% payout may be achieved on a fixed scale if rTSR measured against the companies within the S&P 500 as of January 1, 2017, calculated based on the average trading price of the Company and S&P 500 companies over the 30 trading days prior to January 1, 2017 and the 30 days preceding December 31, 2018, meets or exceeds the 25th to the 100th percentile (the "PBRSU2 Awards").  Following any such adjustment, restrictions will lapse with respect to 100% of the PBRSU2 Awards on February 15, 2019 ("PBRSU2 Vesting Date") provided that the participant is employed by the Company on such PBRSU2 Vesting Date.

Subject to the discretion of the Compensation Committee of the Board of Directors of the Company, with respect to the performance-based restricted stock unit awards subject to a core earnings per share ("core EPS") performance metric, from 0% to 150% payout may be achieved on a fixed scale if core EPS performance measures between $16.89 and $18.00 (the "PBRSU3 Awards").  Following any such adjustment, restrictions will lapse with respect to 50% of the PBRSU3 Awards on February 15, 2018 and with respect to an additional 50% of the PBRSU3 Awards on February 15, 2019 (each such date a "PBRSU3 Vesting Date") provided that the participant is employed by the Company on each such PBRSU3 Vesting Date.

The base number of TBRSU Awards, PBRSU1 Awards, PBRSU2 Awards and PBRSU3 Awards, which may be adjusted as described above, granted to the Company's chief executive officer, chief financial officer and named executive officers are as follows:

Edward J. Heffernan, President and Chief Executive Officer:
5,578 (TBRSU)
11,155 (PBRSU1)
11,155 (PBRSU2)
5,964 (PBRSU3)
Charles L. Horn, EVP and Chief Financial Officer:
1,593 (TBRSU)
3,186 (PBRSU1)
3,186 (PBRSU2)
1,702 (PBRSU3)

Bryan J. Kennedy, EVP and President, Epsilon:
1,926 (TBRSU)
3,855 (PBRSU1)
3,855 (PBRSU2)
2,102 (PBRSU3)
Melisa A. Miller, EVP and President, Card Services:
1,969 (TBRSU)
3,938 (PBRSU1)
3,938 (PBRSU2)
2,106 (PBRSU3)
Bryan A. Pearson, EVP and President, LoyaltyOne:
1,992 (TBRSU)
3,985 (PBRSU1)
3,985 (PBRSU2)
2,172 (PBRSU3)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Form of Time-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan.

10.2	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2017 grant EBT).

10.3	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2017 grant rTSR).

10.4	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2017 grant EPS).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: February 17, 2017	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Form of Time-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan.

10.2	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2017 grant EBT).

10.3	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2017 grant rTSR).

10.4	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan (2017 grant EPS).